Exhibit 10.1

WAIVER AND FIRST AMENDMENT

TO CREDIT AGREEMENT

among

GASTAR EXPLORATION USA, INC.

THE GUARANTORS SIGNATORY HERETO

THE LENDERS SIGNATORY HERETO

and

AMEGY BANK NATIONAL ASSOCIATION,

as Administrative Agent

Effective April 1, 2008

Table of Contents

Article I	DEFINITIONS AND INTERPRETATION	1

1.1	Terms Defined Above	1
1.2	Terms Defined in Credit Agreement	2
1.3	References	2
1.4	Articles and Sections	2
1.5	Number and Gender	2

Article II	WAIVER	3

2.1	Waiver	3
2.2	Limitation on Waiver	3

Article III	AMENDMENTS	3

3.1	Amendment to Section 1.2	3
3.2	Amendment to Section 5.8	3
3.3	Amendment to Section 6.1	4
3.4	Amendments to Section 7.1	4
3.5	Amendment to Schedule 4.23	5

Article IV	REPRESENTATIONS AND WARRANTIES	5

Article V	RATIFICATION AND ACKNOWLEDGMENT	5

Article VI	MISCELLANEOUS	5

6.1	Successors and Assigns	5
6.2	Rights of Third Parties	6
6.3	Counterparts	6
6.4	Integration	6
6.5	Severability	6
6.6	Governing Law	6

- i -

WAIVER AND FIRST AMENDMENT

TO CREDIT AGREEMENT

This WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) executed effective as of April 1, 2008 (the “Effective Date”) is by and among GASTAR EXPLORATION USA, INC., a Michigan corporation (the “Borrower”), GASTAR EXPLORATION, LTD., an Alberta, Canada corporation (the “Parent”), GASTAR EXPLORATION NEW SOUTH WALES, INC., a Michigan corporation (“Gastar New South Wales”), GASTAR EXPLORATION VICTORIA, INC., a Michigan corporation (“Gastar Victoria”), GASTAR EXPLORATION TEXAS, INC., a Michigan corporation (“Gastar Texas Inc”), GASTAR EXPLORATION TEXAS, LP, a Delaware limited partnership (“Gastar Texas LP”), and GASTAR EXPLORATION TEXAS LLC, a Delaware limited liability company (“Gastar Texas LLC”, and the Parent, Gastar New South Wales, Gastar Victoria, Gastar Texas Inc., Gastar Texas LP and Gastar Texas LLC, collectively, the “Initial Guarantors”), the lenders party to that certain Credit Agreement dated effective November 29, 2007 by and among the Borrower, the Initial Guarantors, the lenders party thereto or bound thereby from time to time (the “Lenders”), and Amegy Bank National Association, a national banking association, as administrative agent for the Lenders, letter of credit issuer and collateral agent for the Lenders and certain other parties (the “Credit Agreement”), and AMEGY BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Initial Guarantors, the Lenders and the Agent are parties to the Credit Agreement;

WHEREAS, the Borrower and the Initial Guarantors have requested that the Agent and the Lenders waive any default or right to exercise any remedy as a result of the federal taxpayer identification number of the Parent having been set forth incorrectly in Schedule 4.23 to the Credit Agreement, and the Agent and the Lenders have agreed to do so as provided in this Amendment; and

WHEREAS, the Borrower, the Initial Guarantors, the Lenders and the Agent desire to amend the Credit Agreement in the particulars hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in the Credit Agreement and herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Terms Defined Above. As used in this Waiver and First Amendment to Credit Agreement, each of the terms “Agent,” “Amendment,” “Borrower,” “Credit Agreement,” “Effective Date,” “Gastar New South Wales,” “Gastar Texas Inc,” “Gastar Texas LLC,” “Gastar Texas LP,” “Gastar Victoria,” “Initial Guarantors,” “Lenders” and “Parent” shall have the meaning assigned to such term hereinabove.

1.2 Terms Defined in Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless herein expressly provided to the contrary.

1.3 References. References in this Amendment to Exhibit, Article or Section numbers shall be to Exhibits, Articles or Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Amendment in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Amendment to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Amendment to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Amendment to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of the Credit Agreement or this Amendment. References in this Amendment to Persons include their respective successors and permitted assigns.

1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

ARTICLE II

WAIVER

2.1 Waiver. The Agent and the Lenders waive any Default or Event of Default under the Credit Agreement or any other Loan Document as a result of the federal taxpayer identification number of the Parent having been set forth incorrectly in Schedule 4.23 to the Credit Agreement, together with the right of the Lender to exercise any remedy based thereon.

2.2 Limitation on Waiver. Except for the waiver set forth above in Schedule 2.1, nothing contained herein shall otherwise be deemed a consent to any violation of, or a waiver of compliance with, any term, provision or condition set forth in any of the Loan Documents or a consent to or waiver of any other or future violations, breaches, Defaults or Events of Default.

ARTICLE III

AMENDMENTS

Effective as of the Effective Date, the Borrower, the Initial Guarantors, the Lenders and the Agent hereby amend the Credit Agreement in the following particulars:

3.1 Amendment to Section 1.2. Section 1.2 of the Credit Agreement is amended to add thereto, at the appropriate alphabetical location, the following definition:

“‘Projected Production’ shall mean, at any time, the volumes of proved developed producing and proved developed non-producing reserves of each commodity category reasonably projected by the Borrower, in the most recent Reserve Report provided pursuant to the provisions of Section 5.4, but adjusted as to such production for the current and subsequent calendar years only, with the approval of the Agent based on information provided by the Borrower in satisfaction of the requirements of Section 5.8, to account for any increase (other than with respect to reserves reflected in such Reserve Report as proved undeveloped) or decrease in such projection anticipated because of information obtained by the Borrower subsequent to the publication of such Reserve Report (including the Borrower’s internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from wells and acquisitions coming on stream or failing to come on stream), to be produced from the Oil and Gas Properties of the Borrower and the Guarantors during the terms of then existing Commodity Hedge Agreements to which the Borrower or any of the Guarantors is a party.”

3.2 Amendment to Section 5.8. Section 5.8 of the Credit Agreement is amended to add thereto the following immediately preceding the period at the end of such Section 5.8:

“and provide to the Agent, (a) no later than the 30th day following the end of each calendar month, a report, in form reasonably acceptable to the Agent, reflecting (i) in the case of Oil and Gas Properties of the Borrower or any of the

Guarantors located in the State of Texas or, regardless of location, operated by the Borrower or any of the Guarantors, the volumes of hydrocarbons produced from such Oil and Gas Properties during the calendar month preceding the calendar month in which such report is to be provided, (ii) in the case of Oil and Gas Properties of the Borrower or any of the Guarantors located in the State of Wyoming or, regardless of location, not operated by the Borrower or any of the Guarantors, the volumes of hydrocarbons produced from such Oil and Gas Properties during the period covered by the information most recently received by the Borrower or the relevant Guarantor from the operator or operators of such Oil and Gas Properties and (iii) the details of the notional amounts of hydrocarbons, as of the end of the calendar month preceding the calendar month in which such report is to be provided, under then existing Commodity Hedge Agreements to which any of the Borrower and the Guarantors is a party and (b) prior to the Borrower or any Guarantor entering into any Commodity Hedge Agreement in reliance on adjustments to the volumes of reserves projected to be produced in the most recent Reserve Report provided pursuant to the provisions of Section 5.4 contemplated in the definition of Projected Production appearing in Section 1.2, a statement of the adjustments made and the basis therefor.”

3.3 Amendment to Section 6.1. Clause (c) in the proviso appearing in Section 6.1 of the Credit Agreement is amended to read as follows in its entirety:

“(c) Indebtedness under Commodity Hedge Agreements (other than those entered into on a speculative basis), including reimbursement obligations under letters of credit securing or supporting such Indebtedness, with any Approved Hedge Counterparty, Secured Third Party Hedge Counterparty or, so long as each such Person is acceptable to the Agent, other counterparties, provided that (i) such agreements shall not be for a term in excess of three years, (ii) such agreements, to the extent constituting floors, shall not be entered into with respect to more than eighty five percent (85%), in the aggregate, of the Projected Production not the subject of a Commodity Hedge Agreement which is the subject of the immediately following clause (iii); provided that if the Available Commitment is at least equal to ten percent (10%) of the Commitment Amount, such agreements may cover greater volumes of reserves, (iii) such agreements, to the extent not constituting floors, shall not be entered into with respect to more than eighty five percent (85%), in the aggregate, of the Projected Production not the subject of a Commodity Hedge Agreement which is the subject of the immediately preceding clause (ii) and (iv) the floor prices in such agreements are not less than the prices used by the Agent in its most recent Borrowing Base determination as of the time the relevant agreements are entered into,”.

3.4 Amendments to Section 7.1. Section 7.1 of the Credit Agreement is amended to (a) delete “or” at the end of clause (m) of such Section 7.1, (b) revise clause (n) of such Section 7.1 to be clause (o) of such Section 7.1 and (c) add the following as clause (n) of such Section 7.1:

“(n) as of the end of any calendar month during which the Borrower or any of the Guarantors had Commodity Hedge Agreements (other than floors) in effect for volumes in excess of the volumes of reserves projected to be produced in the most recent Reserve Report provided pursuant to the provisions of Section 5.4, the notional amount of hydrocarbon production for such calendar month under such Commodity Hedge Agreements exceeds actual production from the Oil and Gas Properties of the Borrower and the Guarantors for such calendar month; provided, however, that, for the first 30 days only following any curtailment of production from any of the Oil and Gas Properties of the Borrower or any of the Guarantors due to any condition, event or occurrence downstream of a wellhead and not within the reasonable control of the Borrower or the relevant Guarantor (including any matter with respect to third party pipelines or processing facilities), for purposes of this clause (n) each well so affected shall be deemed to have continued to produce during such 30 day period at the level at which it was producing immediately prior to the relevant curtailment; or”.

3.5 Amendment to Schedule 4.23. Schedule 4.23 to the Credit Agreement is amended to reflect the federal taxpayer identification number for the Parent to be 98-0570897.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of the Borrower and the Initial Guarantors expressly re-makes, in favor of the Agent and the Lenders, each of the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents and made by it and represents and warrants that all such representations and warranties remain true and correct.

ARTICLE V

RATIFICATION AND ACKNOWLEDGMENT

Each of the Borrower, the Initial Guarantors, the Lenders and the Agent does hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and each of the other Loan Documents to which it is a party and acknowledges and agrees that the Credit Agreement, as amended hereby, and each of the other Loan Documents to which it is a party is and remains in full force and effect.

ARTICLE VI

MISCELLANEOUS

6.1 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

6.2 Rights of Third Parties. Except as provided in Section 6.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

6.3 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Amendment by each necessary party hereto and shall constitute one instrument.

6.4 Integration. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Amendment.

6.5 Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

6.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF SUCH LAWS RELATING TO CONFLICTS OF LAW.

(Signatures appear on following pages)

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and First Amendment to Credit Agreement to be duly executed and delivered, as of the Effective Date, by their proper and duly authorized officers.

BORROWER:

GASTAR EXPLORATION USA, INC.

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer

INITIAL GUARANTORS:

GASTAR EXPLORATION LTD.

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Vice President and Chief Financial Officer

(Signatures continue on following pages)

GASTAR EXPLORATION NEW SOUTH WALES, INC.

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer

GASTAR EXPLORATION VICTORIA, INC.

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer

GASTAR EXPLORATION TEXAS, INC.

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer

GASTAR EXPLORATION TEXAS, LP

By:	Gastar Exploration Texas LLC, its General Partner

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer

(Signatures continue on following pages)

GASTAR EXPLORATION TEXAS LLC

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer

(Signatures continue on following page)

AGENT:

AMEGY BANK NATIONAL ASSOCIATION, as Agent

By:	/s/ W. BRYAN CHAPMAN
W. Bryan Chapman
Senior Vice President

LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ W. BRYAN CHAPMAN
W. Bryan Chapman
Senior Vice President